Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Directors and Officers of McKesson Corporation, a Delaware corporation (the “Company”), do hereby constitute and appoint Laureen E. Seeger and Willie C. Bogan his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of the undersigned as such Director and/or Officer, and to file with the Securities and Exchange Commission, a Registration Statement or Registration Statements on Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of shares of the Company’s Common Stock, par value $0.01 per share, that may be issued by the Company under its McKesson Corporation 2000 Employee Stock Purchase Plan, and to execute any and all amendments to any such Registration Statement (including post-effective amendments). The undersigned hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

/s/ Andy D. Bryant	/s/ Marie L. Knowles
Andy D. Bryant, Director	Marie L. Knowles, Director

/s/ Wayne A. Budd	/s/ David M. Lawrence
Wayne A. Budd, Esq., Director	David M. Lawrence, M.D., Director

/s/ John H. Hammergren	/s/ Edward A. Mueller
John H. Hammergren, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	Edward A. Mueller, Director

/s/ Alton F. Irby III	/s/ Nigel A. Rees
Alton F. Irby III, Director	Nigel A. Rees, Interim Chief Financial Officer, Vice President and Controller (Principal Accounting Officer)

/s/ M. Christine Jacobs	/s/ Jane E. Shaw
M. Christine Jacobs, Director	Jane E. Shaw, Director

Dated: July 31, 2013